Exhibit 99.1

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Reports Strong Fourth Quarter Fiscal 2017 Results
YEAR-OVER-YEAR GROWTH IN SALES AND OPERATING INCOME ACCELERATED
Sioux Falls, S.D.-March 27, 2017-Raven Industries, Inc. (NASDAQ: RAVN) today reported financial results for the fourth quarter that ended January 31, 2017.
Noteworthy Items:

•	Consolidated sales increased 30 percent year-over-year, driven by strength in both Applied Technology and Engineered Films;

•	Consolidated operating income increased nearly $6 million, from $0.6 million in the fourth quarter of last year to $6.3 million in this year’s fourth quarter, on significant operating leverage;

•
Both Applied Technology and Engineered Films achieved sales growth of more than 35% in the fourth quarter and drove a nearly three-fold increase in division profit, doubling division operating margin year-over-year;

•
Engineered Films’ sales into the Geomembrane market (which includes Energy) continued to accelerate in the fourth quarter, with sales into this market increasing $5.6 million, or more than 100 percent year-over-year;

•	Aerostar returned to profitability in the fourth quarter on cost control measures and higher sales of stratospheric balloons to Google for Project Loon;

•
Subsequent to the end of the fourth quarter, Aerostar was awarded a new $4 million stratospheric balloon contract with a new customer, with most of the revenue expected to be recognized in fiscal year 2018;

•
Consolidated selling, general, and administrative expenses increased $1.9 million year-over-year, driven by higher incentive compensation accruals and expenses associated with the restatement process and remediation efforts;

•	Net working capital, as a percentage of annualized net sales, decreased 900 basis points year-over-year, driven primarily by actions to reduce inventory and improve days payable outstanding[1];

•	Cash flow continued to improve, with cash flow from operations increasing $1.1 million versus the fourth quarter of last year.

Fourth Quarter Results:
Net sales for the fourth quarter of fiscal 2017 were $68.9 million, up 30.5 percent versus the fourth quarter of fiscal 2016. Applied Technology and Engineered Films both achieved significant growth year-over-year in the fourth quarter, increasing sales 40.4 percent and 35.8 percent, respectively. Aerostar fourth quarter sales declined 2.5 percent versus the prior year.

Operating income for the fourth quarter of fiscal 2017 was $6.3 million versus operating income of $0.6 million in the fourth quarter of fiscal 2016. Improved sales volume resulted in strong operating leverage and drove the significant increase in operating income year-over-year. Correspondingly, operating margin exhibited a

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Raven Industries Fourth Quarter 2017 Results
March 27, 2017

noteworthy improvement, increasing from 1.1 percent in the fourth quarter of last year to 9.1 percent in this year’s fourth quarter.

Net income for the fourth quarter of fiscal 2017 was $4.4 million, or $0.12 per diluted share, versus net income of $1.9 million, or $0.05 per diluted share, in last year's fourth quarter. The increase in earnings per share was driven primarily by the improved operating performance in both Applied Technology and Engineered Films.

Balance Sheet and Cash Flow:
At the end of the fourth quarter of fiscal 2017, cash and cash equivalents totaled $50.6 million, up $4.3 million versus the prior quarter.

Net working capital as a percentage of annualized net sales improved 900 basis points year-over-year, from 36.9 percent in the fourth quarter of last year to 27.9 percent in this year’s fourth quarter. The decrease in net working capital percentage was primarily the result of both lower inventory levels and higher payables.

Cash flow from operations was $9.9 million in the fourth quarter of fiscal year 2017 versus $8.8 million in the previous year’s fourth quarter. The increase in cash was primarily due to improved profitability versus the prior year.

Capital expenditures were $0.9 million in this year’s fourth quarter, down $1.4 million versus $2.3 million in the fourth quarter of fiscal 2016. For fiscal year 2017, capital expenditures were $4.8 million, down $8.2 million versus $13.0 million in the prior year. For fiscal year 2018, the Company expects total capital expenditures to be approximately $10 to $12 million.
Applied Technology Division Fourth Quarter Results:
Net sales for Applied Technology in the fourth quarter of fiscal 2017 were $25.9 million, up 40.4 percent versus the fourth quarter of fiscal 2016. Geographically, domestic sales were up 44.0 percent year-over-year and international sales were up 29.8 percent year-over-year. Consistent with the third quarter of fiscal 2017, sales growth for the division was driven by new product sales, expanded OEM relationships, and higher sales of direct injection systems.

Division operating income was $6.4 million, up 184.3 percent versus the fourth quarter of fiscal 2016. The increase in operating income was driven primarily by increased operating leverage due to higher sales volume versus the previous year. Operating margin for the division increased from 12.1 percent in the fourth quarter of the prior year to 24.6 percent in the fourth quarter of this year. The increase in operating margin was driven by strong incremental margins on improved sales.

Engineered Films Division Fourth Quarter Results:
Net sales for Engineered Films were $34.5 million, up 35.8 percent year-over-year. Volume, measured in pounds sold, increased 34.0 percent. The increase in sales was driven by higher sales into Geomembrane, Industrial, and Construction markets, offset somewhat by a decline in sales to the Agriculture market.

Operating income in the fourth quarter of fiscal 2017 was $5.3 million, up $3.4 million or 177.3 percent versus the fourth quarter of fiscal 2016. The year-over-year increase in operating income was driven principally by strong operating leverage as sales volumes increased significantly. Division operating margin increased 780 basis points year-over-year, from 7.5 percent to 15.3 percent, driven by improved capacity utilization and spending discipline.

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Raven Industries Fourth Quarter 2017 Results
March 27, 2017

Aerostar Division Fourth Quarter Results:
Net sales for Aerostar during the fourth quarter of fiscal 2017 were $8.8 million, down $0.2 million or 2.5 percent versus the fourth quarter of fiscal 2016. The decline in sales was driven primarily by lower Aerostat sales year-over-year due to the timing of deliveries. Sales of stratospheric balloons to Google for Project Loon were up significantly year-over-year, while sales of research balloons were down due to the timing of deliveries.
Operating income in the fourth quarter of fiscal 2017 was $0.2 million, flat with the fourth quarter of last year.

Fiscal 2018 Outlook:
“We are very pleased with the progress made and performance achieved throughout fiscal year 2017,” said Dan Rykhus, President and CEO. “Both Applied Technology and Engineered Films continue to drive improved sales and profitability and Aerostar returned to profitability following several quarters of operating losses.

“For Applied Technology the Ag market is expected to remain weak, but we will focus on capitalizing on our new products and strong relationships to drive additional market share gains. In addition, our direct injection system, which is industry-leading technology, is poised for growth in fiscal year 2018. Rapid adoption of more complex spraying practices are leading to a significant increase in demand for this existing technology.

“Regarding Engineered Films, the Geomembrane market (which includes Energy) is rebounding from trough levels in fiscal year 2016 and momentum continues to build in the Industrial market. Market share gains and success in selling the capacity of our recent strategic investment in new production lines are driving sales growth in the Industrial market. . We recently expanded our manufacturing footprint in Texas with the purchase of a facility in Pleasanton, and we are excited about the opportunity to service the Eagle Ford Basin, a new territory for our Geomembrane product lines.

“With Aerostar, cost controls that were implemented throughout fiscal year 2017, combined with a new stratospheric balloon contract and strength in sales to Google for Project Loon, have better-positioned the division for improved financial performance, but volatility risks remain.

“We are entering fiscal year 2018 from a position of strength because of the actions taken to preserve and strengthen our core businesses,” concluded Rykhus. “Overall, we are optimistic about the future and expect to make continued progress on our long-term goal to generate 10 percent annualized earnings growth while generating strong relative returns on equity and assets.”

Regulation G:
The information presented in this earnings release regarding adjusted operating income2, adjusted net income and adjusted earnings per share3, and earnings before interest, taxes, depreciation, and amortization (EBITDA)4 do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments by excluding the impacts of unusual charges which are non-recurring in nature and which from management’s perspective significantly impact the comparison of year-over-year changes in underlying financial performance. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

Conference Call Information:
The Company will host an investor conference call to discuss fourth quarter fiscal 2017 results tomorrow, Tuesday, March 28, 2017, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The conference call audio will be available to all interested parties via a simultaneous webcast that can be accessed accessed through the Investor Relations section of the company’s website at http://investors.ravenind.com/. Analysts and investors are invited to

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Raven Industries Fourth Quarter 2017 Results
March 27, 2017

join the conference call by dialing: +1 (866) 393-0676. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event will be archived on the Company's website.

About Raven Industries, Inc.:
Raven Industries (NASDAQ: RAVN) is dedicated to providing innovative, high-value products and solutions that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and lighter-than-air technologies. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, high performance, and unmatched service. For more information, visit http://ravenind.com.

Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.

Generally, forward-looking statements can be identified by words such as "may," "will," "plan," "believe," "expect," "intend," "anticipate," "potential," "should," "estimate," "predict," "project," "would," and similar expressions, which are generally not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to our future operating or financial performance or events, our strategy, goals, plans and projections regarding our financial position, our liquidity and capital resources, and our product development — are forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements, because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain known risks, as described in the Company’s 10-K/A under Item 1A, and unknown risks and uncertainties that may cause actual results to differ materially from our Company’s historical experience and our present expectations or projections.

Contact Information:
Bo Larsen
Investor Relations Manager
Raven Industries, Inc.
+1(605)-336-2750

Source: Raven Industries, Inc

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Raven Industries Fourth Quarter 2017 Results
March 27, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2017	2016	Fav (Un)Change	2017	2016	Fav (Un) Change
Net sales	$68,915	$52,827	30.5%	$277,395	$258,229	7.4%
Cost of goods sold	49,596	41,042		199,205	191,255
Gross profit	19,319	11,785	63.9%	78,190	66,974	16.7%
Gross profit percentage	28.0%	22.3%		28.2%	25.9%

Research and development expenses	3,837	3,929		16,312	14,686
Selling, general and administrative expenses	9,204	7,272		33,378	32,574
Goodwill impairment loss	—	—		—	11,497
Long-lived asset impairment loss	—	13		87	3,826
Operating income	6,278	571	999.5%	28,413	4,391	547.1%
Operating income percentage	9.1%	1.1%		10.2%	1.7%

Other income (expense), net	19	123		(560)	(310)
Income before income taxes	6,297	694	807.3%	27,853	4,081	582.5%

Income tax expense (benefit)	1,859	(1,238)		7,661	(767)
Net income	4,438	1,932	129.7%	20,192	4,848	316.5%

Net income attributable to noncontrolling interest	—	14		1	72
Net income attributable to Raven Industries	$4,438	$1,918	131.4%	$20,191	$4,776	322.8%

Net income per common share:
- basic	$0.12	$0.05	140.0%	$0.56	$0.13	330.8%
- diluted	$0.12	$0.05	140.0%	$0.56	$0.13	330.8%

Weighted average common shares:
- basic	36,175	36,599		36,242	37,324
- diluted	36,387	36,665		36,372	37,400

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Raven Industries Fourth Quarter 2017 Results
March 27, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	January 31	January 31
	2017	2016
ASSETS
Cash, and cash equivalents	$50,648	$33,782
Accounts receivable, net	43,143	38,069
Inventories	42,336	45,839
Other current assets	2,689	7,539
Total current assets	138,816	125,229

Property, plant and equipment, net	106,324	115,704
Goodwill and amortizable intangibles, net	52,697	53,628
Other assets, net	3,672	4,127
Total Assets	$301,509	$298,688

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$8,467	$6,038
Accrued and other liabilities	19,915	12,781
Total current liabilities	28,382	18,819

Other liabilities	13,696	15,640
Shareholders' equity	259,431	264,229
Total Liabilities and Shareholders' Equity	$301,509	$298,688

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Raven Industries Fourth Quarter 2017 Results
March 27, 2017

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Twelve Months Ended January 31,
	2017	2016
Cash flows from operating activities:
Net income	$20,192	$4,848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,436	17,136
Goodwill impairment loss	—	11,497
Long-lived asset impairment loss	87	3,826
Other operating activities, net	12,921	6,701
Net cash provided by operating activities	48,636	44,008

Cash flows from investing activities:
Capital expenditures	(4,796)	(13,046)
Proceeds related to business acquisitions	—	351
Proceeds from sale of assets	1,188	2,124
Proceeds from sale or maturity of investments	250	250
Purchases of investments	(750)	(250)
Other investing activities, net	(534)	(503)
Net cash used in investing activities	(4,642)	(11,074)

Cash flows from financing activities:
Dividends paid	(18,839)	(19,426)
Payments for common shares repurchased	(7,702)	(29,338)
Payment of acquisition-related contingent liabilities	(354)	(814)
Debt issuance costs paid	—	(548)
Other financing activities, net	(256)	(558)
Net cash used in financing activities	(27,151)	(50,684)

Effect of exchange rate changes on cash	23	(417)

Net increase (decrease) in cash and cash equivalents	16,866	(18,167)
Cash and cash equivalents at beginning of period	33,782	51,949
Cash and cash equivalents at end of period	$50,648	$33,782

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Raven Industries Fourth Quarter 2017 Results
March 27, 2017

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2017	2016	Fav (Un) Change	2017	2016	Fav (Un) Change
Net sales
Applied Technology	$25,890	$18,434	40.4%	$105,217	$92,599	13.6%
Engineered Films	34,548	25,436	35.8%	138,855	129,465	7.3%
Aerostar	8,800	9,030	(2.5)%	34,113	36,368	(6.2)%
Intersegment eliminations	(323)	(73)		(790)	(203)
Total Company	$68,915	$52,827	30.5%	$277,395	$258,229	7.4%

Operating income (loss)
Applied Technology	$6,363	$2,238	184.3%	$26,643	$18,319	45.4%
Engineered Films	5,300	1,911	177.3%	22,966	17,892	28.4%
Aerostar	244	212	15.1%	(1,560)	(14,801)	89.5%
Intersegment eliminations	9	(2)		(12)	91
Total segment income	$11,916	$4,359	173.4%	$48,037	$21,501	123.4%
Corporate expenses	(5,638)	(3,788)	(48.8)%	(19,624)	(17,110)	(14.7)%
Total Company	$6,278	$571	999.5%	$28,413	$4,391	547.1%

Operating income (loss) percentages
Applied Technology	24.6%	12.1%	1,250bps	25.3%	19.8%	550bps
Engineered Films	15.3%	7.5%	780bps	16.5%	13.8%	270bps
Aerostar	2.8%	2.3%	50bps	(4.6)%	(40.7)%	3,610bps
Total Company	9.1%	1.1%	800bps	10.2%	1.7%	850bps

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Raven Industries Fourth Quarter 2017 Results
March 27, 2017

RAVEN INDUSTRIES, INC.
ADJUSTED OPERATING INCOME REGULATION G RECONCILIATION[2]
(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	January 31,			January 31,
			Fav (Un)			Fav (Un)
	2017	2016	Change	2017	2016	Change
Aerostar
Reported operating income (loss)	$244	$212	15.1%	$(1,560)	$(14,801)	89.5%
Plus:
Goodwill impairment loss	—	—		—	11,497
Long-lived asset impairment loss	—	—		—	3,813
Pre-contract costs written off	—	—		—	2,933
Less:
Acquisition-related contingent liability benefit	—	—		—	2,273
Aerostar adjusted operating income (loss)	$244	$212	15.1%	$(1,560)	$1,169	(233.4)%
Aerostar adjusted operating income (loss) % of net sales	2.8%	2.3%		(4.6)%	3.2%

Consolidated Raven
Reported operating income	$6,278	$571	999.5%	$28,413	$4,391	547.1%
Plus:
Goodwill impairment loss	—	—		—	11,497
Long-lived asset impairment loss	—	—		—	3,813
Pre-contract costs written off	—	—		—	2,933
Less:
Acquisition-related contingent liability benefit	—	—		—	2,273
Consolidated adjusted operating income	$6,278	$571	999.5%	$28,413	$20,361	39.5%
Consolidated adjusted operating income % of net sales	9.1%	1.1%		10.2%	7.9%

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Raven Industries Fourth Quarter 2017 Results
March 27, 2017

RAVEN INDUSTRIES, INC.
ADJUSTED NET INCOME REGULATION G RECONCILIATION[3]
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
			Fav (Un)			Fav (Un)
	2017	2016	Change	2017	2016	Change
Consolidated Raven
Reported net income attributable to Raven Industries	$4,438	$1,918	131.4%	$20,191	$4,776	322.8%
Plus:
Goodwill impairment loss	—	—		—	11,497
Long-lived asset impairment loss	—	—		—	3,813
Pre-contract costs written off	—	—		—	2,933

Less:
Acquisition-related contingent liability benefit	—	—		—	2,273
Net tax benefit on adjustments	—	—		—	5,693
Adjusted net income attributable to Raven Industries	$4,438	$1,918	131.4%	$20,191	$15,053	34.1%

Adjusted net income per common share:
-basic	$0.12	$0.05	140.0%	$0.56	$0.40	40.0%
-diluted	$0.12	$0.05	140.0%	$0.56	$0.40	40.0%

Weighted average common shares:
-basic	36,175	36,599		36,242	37,324
-diluted	36,387	36,665		36,372	37,400

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Raven Industries Fourth Quarter 2017 Results
March 27, 2017

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[4]
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
			Fav (Un)			Fav (Un)
Segments	2017	2016	Change	2017	2016	Change
Applied Technology
Reported operating income	$6,363	$2,238	184.3%	$26,643	$18,319	45.4%
Plus: Depreciation and amortization	971	1,087	(10.7)%	3,828	4,428	(13.6)%
ATD EBITDA	$7,334	$3,325	120.6%	$30,471	$22,747	34.0%
ATD EBITDA % of Net Sales	28.3%	18.0%		29.0%	24.6%

Engineered Films
Reported operating income	$5,300	$1,911	177.3%	$22,966	$17,892	28.4%
Plus: Depreciation and amortization	2,149	1,955	9.9%	8,580	7,735	10.9%
EFD EBITDA	$7,449	$3,866	92.7%	$31,546	$25,627	23.1%
EFD EBITDA % of Net Sales	21.6%	15.2%		22.7%	19.8%

Aerostar
Reported operating income (loss)	$244	$212	15.1%	$(1,560)	$(14,801)	89.5%
Plus: Depreciation and amortization	462	501	(7.8)%	1,720	3,297	(47.8)%
Aerostar EBITDA	$706	$713	(1.0)%	$160	$(11,504)	101.4%
Aerostar EBITDA % of Net Sales	8.0%	7.9%		0.5%	(31.6)%

Consolidated Raven
Net Income	$4,438	$1,918	131.4%	$20,191	$4,776	322.8%
Income tax expense (benefits)	1,859	(1,238)		7,661	(767)
Interest expense (income), net	105	67		330	200
Depreciation and amortization	3,910	3,935		15,436	17,136
EBITDA	$10,312	$4,682	120.2%	$43,618	$21,345	104.3%
EBITDA % of Net Sales	15.0%	8.9%		15.7%	8.3%
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1 Net working capital is a defined as accounts receivable (net) plus inventories less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales.
2 Adjusted operating income is a non-GAAP financial measure defined on a consolidated basis as consolidated operating income plus goodwill impairment loss, plus long-lived asset impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, all of which relate to the Vista Research business within the Aerostar division. For the Aerostar segment, it is defined as operating income plus goodwill impairment loss, plus long-lived asset impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, all of which relate to the Vista Research business within the Aerostar division.
3 Adjusted net income is a non-GAAP financial measure defined as net income/(loss) plus goodwill impairment loss, plus long-lived asset impairment loss, plus pre-contract cost write-off, less earn-out reduction benefit, less income tax effect of these items, all of which relate to the Vista Research business within the Aerostar division. Adjusted diluted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by weighted average diluted shares outstanding.
4 EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income/(loss) attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest expense (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales.

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